CONSULTING AND REPRESENTATION AGREEMENT

THIS CONSULTING AGREEMENT ("***Agreement***") is entered into and is effective as of **March 18th, 2020 (the "*Effective Date*")**, by and between **Greenpro Capital Corp. a Nevada** corporation with principal offices located at **Room 1701-1703, 17F The Metropolis Tower, 10 Metropolis Drive, Kowloon, Hong Kong** (the "***Company***") and **CorporateAds, LLC,** a **Michigan** corporation with principal offices located at **22800 Hall Road, Suite 520, Clinton Township, Mi. 48036** (the "***Consultant***"). As used herein, the term "Parties" shall be used to refer to the Company and Consultant jointly.

RECITALS:

A. Consultant operates a business wherein individual consumers are educated to learn more about the companies they may work with through the Consultant.

B. Consultant maintains an extensive database of consumers interested in products, services and learning more about the company opportunities.

C. The Company acknowledges that it seeks to broaden its visibility through the Consultant's efforts in the retail community via advertising in order to gain as much exposure as possible for the Company.

D. The Parties have completed their discussions and negotiations and the Parties acknowledge and agree that this Agreement memorializes their oral and written understandings relating to the services Consultant is to provide the Company.

TERMS:

NOW THEREFORE, for and in consideration of the mutual premises and covenants contained herein, and other good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged, the Parties agree as follows:

1.00 **Services to be performed by Consultant**

1.01 Consultant shall advertise the company, products and event duties per Company requirements.

HZ

1.02 Consultant shall diligently present the Company to consumers, advisors, counselors, trustees, agents, and other individuals and entities whom Consultant is legally permitted to contact (including the proper disclosure and disclaimers) and shall introduce Company and its principals to the Consultant's current and future network of clients, consumers and other consultants.

1.03 Consultant shall provide consumer lead management services as is normal and customary in the industry and work with management on consumer feedback received by Consultant about the Company.

1.04 Company shall be solely responsible for the editorial content and the preparation of all material that Consultant shall distribute (the "***Material***"). While the Consultant shall review and provide feedback related to the Material, Consultant shall be solely responsible for distribution of the Material.

1.05 Consultant shall populate product social media platforms, send out product description images and links to appropriate parties interested in receiving this information.

2.00 **Terms and Fees**

2.01 **Initial Term**. The initial term of the Agreement (the "***Initial Term***") shall commence on the Effective Date and shall continue for One Hundred Five (105) calendar days. Absent such action by the Parties, this Agreement shall expire and become null and void immediately upon the expiration of the Term.

2.02 **Compensation for the Term**. As compensation for the social media consulting Services by Consultant provided to the Company during the Term. Consultant Shall receive **9,500.00 (Nine Thousand Five Hundred USD) cash plus 35,000 Shares of Common** stock, payable as follows:

I. $4,750.00 due on March 19th, 2020 & $4,750.00 due on April 29th, 2020; and

II. 17,500 restricted shares of common stock due on March 19, 2020 & 17,500 restricted shares of common stock due on April 29, 2020.

HZ.

2.03 **Ownership of Database**. The Parties acknowledge and agree that the Database is and at all times shall remain, the sole property of Consultant and that the Company has not and will not acquire any interest in and to the Database or any portion thereof.

3.00 **Miscellaneous**

4.01 **Further Assurance**. Each of the Parties shall hereafter execute all documents and do all acts reasonably necessary to effect the provisions of this Agreement.

3.02 **Successors**. The provisions of this Agreement shall be deemed to obligate, extend and inure to the benefit of the successors, assigns, transferees, grantees, and indemnities of each of the Parties of this Agreement.

3.03 **Governing Law**. This Agreement and the interpretation and enforcement of the terms of this Agreement shall be governed under and subject to the laws of the State of Florida. Venue for any actions taken hereunder shall be the State of Florida.

3.04 **Entire Agreement**. This Agreement sets forth all of the promises, agreements, conditions, understandings, warranties, and representations between the Parties with respect to the subject matter hereof. This Agreement is, and is intended by the Parties to be, an integration of any and all prior agreements and understandings, oral, written, express or implied with respect to the subject matter hereof.

3.05 **Attorneys Fees**. In the event of a dispute between the Parties concerning the enforcement or interpretation of this Agreement, the prevailing party in such dispute, whether by legal proceedings or otherwise, shall be reimbursed immediately for the reasonably incurred attorneys' fees and other costs and expenses by the other Parties to the dispute.

3.06 **Non-Exclusive**. Consultant shall devote such of his time and effort, as Consultant deems necessary or desirable to the discharge of his duties hereunder. The Company acknowledges that Consultant is engaged in other business activities and that he/she/it will continue such activities during the term of this Agreement. Consultant shall not be restricted from engaging in other business activities during the term of this Agreement.

3.07 **Captions.** The captions by which the section and subsections of the Agreement are identified are for the convenience only and shall have no affect whatsoever upon its interpretation.

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3.08 **Severability**. If any provision of this Agreement shall be deemed by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision in any other circumstance shall not be affected thereby and each provision shall otherwise be valid and shall be enforced to the fullest extent permitted by the applicable law.

3.09 **Execution**. This Agreement may be executed via facsimile and in counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

3.10 **Expenses Associated With This Agreement.** Except as permitted under Section 4.05 above, each of the Parties hereto agrees to pay its own costs, attorney's fees and related expenses associated with this Agreement.

3.11 **Arbitration**. Any dispute or claim arising to or it any way related to the Agreement shall be settled by arbitration in the State of Michigan. All arbitration shall be conducted in accordance with the commercial rules and regulations of the American Arbitration Association ("AAA"). AAA shall designate a panel of three arbitrators from an approved list of arbitrators following both Parties' review and deletion of those arbitrators on the approved list of having a conflict of interest with either party. Each party shall pay its own expenses associated with such arbitration (except as set forth in Section 4.05 above). A demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter has arisen and in no event shall such demand be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statutes of limitations. The decision of the arbitrators shall be rendered within Sixty (60) days of submission of any claim or dispute, shall be in writing and mailed to all the parties included in the arbitration. The decision of the arbitrator shall be binding upon the Parties and judgment in accordance with that decision may be entered in any court having jurisdiction thereof.

3.12 **Indemnification**. The Company shall also indemnify and hold harmless the Consultant as to and against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged fact required to be stated in the Materials or necessary to make the statements therein or in the Company's public filings; provided, however, that the Company will not be liable in any such case to the extent that such item arises out of or is based upon an untrue statement or alleged untrue statement, prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in reliance upon, and in conformity with, information furnished to the Company by Consultant.

HZ.

3.13 **Benefit, Burden, and Assignment**. The provisions herein shall inure to the benefit of, and be binding upon, the parties hereto and their permitted assigns and successors. This Agreement may not be assigned without the prior written consent of the Parties hereto.

3.14 **Authority to Bind**. A responsible officer of each party has read and understands the contents of this Agreement and is empowered and duly authorized on behalf of that party to execute it. In any event neither party CANNOT bind or make commitments on behalf of the other party.

3.15 **Amendments and Modification**. No amendment or modification to this Agreement shall be valid unless in writing and signed by the Parties hereto.

3.16 **Written Provisions**. Hand-written provisions hereto initialed by the parties hereto shall control to the extent of any conflict with the typed provisions herein.

3.17 **Independent Legal Counsel**. The Parties agree and acknowledge that they have been represented by independent legal counsel, or have had the opportunity to obtain independent legal counsel, have been advised that it is in their best interests to do so, and by execution of this Agreement have waived the right.

3.18 **Cooperation**. Each party hereby agrees to provide such reasonable cooperation and execute such reasonable documents as shall be reasonably required or requested by the other party hereto to perform this Agreement.

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H.Z.

IN WITNESS HEREOF, the Parties have executed this Agreement as of the date set forth above.

THE COMPANY:

Greenpro Capital Corp.

By: ______________________

Its: ______________________

THE CONSULTANT:

CorporateAds, LLC

By: ______________________

Its: CEO

[Signature Page to Consulting and Representation Agreement]

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